UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 10, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
In its August 1, 2016 press release, the Company provided disclosure related to covenants under the indentures governing the Company’s senior unsecured notes that limit the Company’s ability to incur additional indebtedness. Specifically, the incurrence by the Company (or any of the guarantors under the indentures) of additional indebtedness and letters of credit under the Company’s revolving credit facility in an aggregate principal amount at any one time outstanding is not to exceed the greater of (a) $300.0 million or (b) 35% of the Company's Adjusted Consolidated Net Tangible Assets (“ACNTA”) determined as of the date of the incurrence of such indebtedness. ACNTA is defined as the Company’s PV-10 value plus capitalized costs for unproved properties plus consolidated net working capital and other tangible assets.  The Company reported in its August 1, 2016 press release that, at June 30, 2016, 35% of the Company’s ACNTA was equal to approximately $380 million.
The Company has since determined that an error was made in the computation of the ACNTA. The Company has determined that the correct value of 35% of the Company’s ACNTA at June 30, 2016 is approximately $323 million. No additional indebtedness was incurred based on the erroneous computation of ACNTA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: August 12, 2016	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Secretary